UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Private Placement of Warrants

On February 19, 2026, Zoomcar Holdings, Inc. (the “Company”) launched a private placement (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) of Regulation D promulgated thereunder.

Pursuant to the Private Placement, the Company is offering to issue common stock purchase warrants (the “Warrants”) to verified accredited investors. Each Warrant is exercisable for one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an initial exercise price of $6,000 per share, subject to adjustment as set forth therein.

The Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Contemplated Separate Warrant Exchange Offer

Following the issuance of the Warrants, the Company intends to commence an issuer offer to exchange and/or tender offer (the “Exchange Offer”) pursuant to which eligible holders of record of Warrants that are verified accredited investors may tender such Warrants in exchange for shares of Common Stock.

The Company currently anticipates that, subject to the terms and conditions to be set forth in the offer materials, the exchange ratio for the Exchange Offer would be one (1) share of Common Stock for each 20,000 Warrants tendered and accepted for exchange. However, the Company may modify the exchange ratio and other terms prior to commencement.

The Exchange Offer, if commenced, is expected to be conducted in reliance on Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder. Any shares issued in the Exchange Offer would be issued as restricted securities, would bear an appropriate restrictive legend, and would be subject to contractual transfer restrictions, including a lock-up agreement.

The Private Placement and the Exchange Offer are not conditioned upon each other. Participation in the Private Placement will not be conditioned on participation in the Exchange Offer, and participation in the Exchange Offer will not be conditioned on participation in the Private Placement. The Company has not entered into, and will not enter into, any agreement, arrangement or understanding with any participant regarding whether such participant will tender any Warrants in the Exchange Offer.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer to sell securities in the Private Placement will be made only pursuant to definitive offering documents. Any offer to exchange or purchase securities in the Exchange Offer, if commenced, will be made only pursuant to definitive offer materials filed with the Securities and Exchange Commission.

The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2026	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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